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As filed with the Securities and Exchange Commission on January 29, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEX LTD.
(Exact name of registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

2 Changi South Lane
Singapore 486123
(65) 6876 9899
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott Offer
Executive Vice President and General Counsel
Flex Ltd.
2 Changi South Lane
Singapore 486123
(65) 6876 9899
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey N. Ostrager, Esq.
Raymond T. Hum, Esq.
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York 10178
(212) 696-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Ordinary Shares, no par value	—	—	—	—

Debt Securities	—	—	—	—

(1)
An indeterminate amount of securities of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Flex Ltd.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

Ordinary Shares

Debt Securities

        We or certain selling securityholders may offer and sell from time to time, in one or more offerings, ordinary shares or debt securities or any combination thereof, in one or more series and in amounts, at prices and on terms that will be described in one or more supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol "FLEX." The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 6 of this prospectus. We may include additional risk factors in a prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement and under similar headings in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2018.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The terms "Flex," "the Company," "we," "us," "our" and similar terms as used in this prospectus mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we and/or any selling securityholders to be identified in supplements to this prospectus may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the heading "Where You Can Find More Information."

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA.

        Where any of the securities registered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities registered hereby pursuant to an offer made under Section 275 of the SFA except:

  (1)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law;

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

 FLEX LTD.

        We are a globally-recognized provider of Sketch-to-Scaletm services — innovative design, engineering, manufacturing and supply chain services and solutions — from conceptual sketch to full-scale production. We design, build, ship and service complete packaged consumer and industrial products, from athletic shoes to electronics, for companies of all sizes in various industries and end-markets, through our activities in the following segments:

  •
  Communications & Enterprise Compute, which includes our telecom business of radio access base stations, remote radio heads and small cells for wireless infrastructure; our networking business, which includes optical, routing, broadcasting and switching products for the data and video networks; our server and storage platforms for both enterprise and cloud-based deployments; next generation storage and security appliance products; and rack level solutions, converged infrastructure and software-defined product solutions;

  •
  Consumer Technologies Group ("CTG"), which includes our consumer-related businesses in connected living, wearables, gaming, augmented and virtual reality, fashion and mobile devices; and including various supply chain solutions for notebook personal computers ("PC"), tablets and printers. In addition, CTG is expanding its business relationships to include supply chain optimization for non-electronics products such as footwear and clothing;

  •
  Industrial and Emerging Industries, which is comprised of energy and metering, semiconductor and capital equipment, office solutions, industrial, home and lifestyle, industrial automation and kiosks and lighting; and

  •
  High Reliability Solutions, which is comprised of our medical business, including consumer health, digital health, disposables, precision plastics, drug delivery, diagnostics, life sciences and imaging equipment; our automotive business, including vehicle electrification, connectivity, autonomous vehicles and clean technologies.

        Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our principal corporate office is located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 6201 America Center Drive, San Jose, California 95002 U.S.A. Our telephone number is (65) 6876 9899. Our website address is www.flex.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement and should not be considered part of this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        Flex Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Flex Ltd.'s SEC filings are also available to the public on the SEC's website at http://www.sec.gov. Information about us, including Flex Ltd.'s SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement and should not be considered part of this prospectus or any accompanying prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus the documents listed below and their amendments (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

  •
  our Annual Report for the fiscal year ended March 31, 2017 filed with the SEC on May 16, 2017 (our "2017 10-K");

  •
  those sections of the proxy statement delivered to shareholders in connection with our 2017 Annual General Meeting of Shareholders filed with the SEC on July 5, 2017 incorporated by reference into our 2017 10-K;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 filed with the SEC on August 1, 2017 (our "First Quarter 2018 10-Q");

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2017 filed with the SEC on October 30, 2017 (our "Second Quarter 2018 10-Q");

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2017 filed with the SEC on January 29, 2018 (our "Third Quarter 2018 10-Q");

  •
  our Current Reports on Form 8-K filed with the SEC on June 30, 2017, June 30, 2017, August 18, 2017, January 8, 2018 and January 25, 2018 (with respect to Item 2.05 only); and

  •
  the description of our ordinary shares contained in our Registration Statement on Form 8-A/A filed with the SEC on October 23, 2006, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Notwithstanding the foregoing, we are not incorporating into this prospectus any document or information deemed to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address described under "Where You Can Find More Information." Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus.

        You may request a copy of those documents, at no cost, by writing or telephoning us at:

Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 576-7985

 CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        Except for historical information, certain matters contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are, or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "will," "may," "designed to," "believe," "should," "anticipate," "plan," "expect," "intend," "estimate" and similar expressions identify forward-looking statements, which speak only as of the date they were made. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the risks identified in any accompanying prospectus supplement and those described in Item 1A, "Risk Factors" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2017 10-K, as updated by our First Quarter 2018 10-Q, Second Quarter 2018 10-Q and Third Quarter 2018 10-Q and by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for our forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where You Can Find More Information."

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act"). Some of our officers and directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts and there can be no assurance as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.

        There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law doctrine of obligation. In addition, Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under the civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. Such a determination has yet to be made by any Singapore court. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from, and discussed in Part I, "Item 1A. Risk Factors" in our 2017 10-K, as updated by our First Quarter 2018 10-Q, Second Quarter 2018 10-Q and Third Quarter 2018 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any securities we may offer and any applicable free writing prospectus may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. The risks described in our filings with the SEC, the applicable prospectus supplement or any applicable free writing prospectus are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be not material also may materially and adversely affect our business, financial condition and/or operating results.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement and/or free writing prospectus, we will use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. Pending these uses, we may invest the net proceeds temporarily. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

        We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations, before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest and (d) distributed income of equity investees and (2) subtracting interest capitalized. For purposes of calculating the ratio of earnings to fixed charges, fixed charges is the sum of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of interest within rental expense. Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

Fiscal Year Ended March 31,
					Nine Months Ended December 31, 2017
2013	2014	2015	2016	2017
5.5x	5.7x	9.3x	5.4x	4.3x	6.4x

 DESCRIPTION OF ORDINARY SHARES

        The following description of our ordinary shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the ordinary shares that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares that we and certain securityholders may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement. The following description of our ordinary shares and provisions of our Constitution are summaries and are qualified in its entirety by reference to applicable Singapore law and our Constitution, a copy of which has been filed as Exhibit 3.01 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 filed with the SEC on October 31, 2016. A copy of our Constitution is also available for inspection at our registered office in Singapore.

        References to "Flex," "we," "us" and "our" in this "Description of Ordinary Shares" are only to Flex Ltd. and not to any of its subsidiaries.

Ordinary Shares

        Our share capital consists of ordinary shares, with no par value per ordinary share. There is no authorized share capital under Singapore law. There is a provision in our Constitution to enable us to issue shares with preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise as our directors may determine, subject to the provisions of the Singapore Companies Act and every other act for the time being in force concerning companies and affecting our company (collectively, the "Statutes") and our Constitution and without prejudice to any special right previously conferred on the holders of any existing shares or class of shares. All ordinary shares presently issued are fully paid and existing shareholders are not subject to any calls on ordinary shares. All ordinary shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares.

New Shares

        Under applicable Singapore law and our Constitution, new shares may be issued only with the prior approval from our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:

  •
  the conclusion of the next annual general meeting;

  •
  the expiration of the period within which the next annual general meeting is required by law to be held; or

  •
  the subsequent revocation or modification of approval by our shareholders acting at a duly convened meeting.

        Subject to this approval, the provisions of the Statutes and our Constitution, the directors may allot and issue new shares to such persons on such terms and conditions and with the rights and privileges annexed thereto as such general meeting resolving upon the creation thereof shall direct and if no direction be given as the directors shall determine.

Shareholders

        Only persons who are registered in our Register of Members are recognized under Singapore law as shareholders of our company with legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We may close the Register of Members at any time and for one or more periods, but the register may not be closed for an aggregate of more than thirty days in any calendar year.

Transfer of Ordinary Shares

        Subject to applicable securities laws in relevant jurisdictions and our Constitution, our ordinary shares are freely transferable. The directors may in their absolute discretion decline to register any transfer of shares on which we have a lien and, in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve, provided, however, that as required by the Singapore Companies Act the directors shall, within 30 days beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal. Shares may be transferred by a duly signed instrument of transfer in the usual common form or in any other form which the directors may approve. The directors may decline to register any instrument of transfer unless, among other things, it is presented for registration together with a certificate of payment of stamp duty (if any), the share certificate(s) to which the transfer relates and such other evidence as they may reasonably require to show the right of the transferor to make the transfer. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Re-election of Directors

        Under article 94 of our Constitution, at each annual general meeting, one-third of the directors, or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the directors, are required to retire from office by rotation. Under article 95 of our Constitution, the directors required to retire in each year are those who have been in office longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Retiring directors are eligible for re-election. Under article 90 of our Constitution, any director holding office as a Chief Executive Officer (or an equivalent position) shall not, unless our board of directors determines otherwise, be subject to retirement by rotation or be taken into account in determining the number of directors to retire by rotation. Under article 100 of our Constitution, any director appointed by our board of directors either to fill a casual vacancy or as an additional director is eligible for re-election at the next annual general meeting, but shall not be taken into account in determining the number of directors required to retire by rotation at that annual general meeting.

Shareholders' Meetings

        We are required to hold an annual general meeting each year and not more than 15 months after the holding of the last preceding annual general meeting. Under our Constitution, any general meeting other than the annual general meeting is called an "extraordinary general meeting". The directors may convene an extraordinary general meeting whenever they think fit, and they must also do so upon the written request of shareholders representing not less than one-tenth of the paid-up shares as at the date of the deposit of the written request (disregarding paid-up shares held as treasury shares) carries the right of voting at general meetings. In addition, two or more shareholders holding not less than one-tenth of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.

        Unless otherwise required by law or by our Constitution, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which at least fourteen days' written notice is given) and voting on such resolution in person or by proxy. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which not less than 21 days' written notice specifying the intention to propose the resolution as a special resolution has been duly given) and voting on such resolution in person or by proxy, is necessary for certain matters under Singapore law, such as an alteration of our Constitution.

Voting Rights

        Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is entitled to vote and who is present in person or by proxy or attorney or, in the case of a corporation, by a representative at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney or, in the case of a corporation, by a representative, has one vote for every share of which such shareholder holds or represents. A poll may be demanded by any of:

  •
  the chairman of the meeting;

  •
  not less than three shareholders who are entitled to vote at the meeting and who are present in person or by proxy or by attorney or in the case of a corporation by a representative;

  •
  any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than five (5) percent of the total voting rights of all shareholders entitled to vote at the meeting; or

  •
  any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and holding not less than five (5) percent of the total sum paid up on all the shares conferring the right to vote.

Dividends

        At a general meeting, our shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of our profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any shares (no such shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Bonus and Rights Issues

        In a general meeting, our shareholders may, upon the recommendation of the directors, by ordinary resolution:

  •
  issue bonus shares to the shareholders for which no consideration is payable to us, in proportion to their shareholdings; or

  •
  capitalize any reserves or profits as bonus shares to the shareholders in proportion to their shareholdings.

        The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the ordinary shares are listed.

Takeovers

        The acquisition of our ordinary shares is regulated by the SFA and the Singapore Code on Take-overs and Mergers.

        Under the Singapore Code on Take-overs and Mergers, where:

  •
  any person acquires whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by parties acting in concert with such person) carry 30% or more of the voting rights of a company; or

  •
  any person who, together with parties acting in concert with such person, holds not less than 30% but not more than 50% of the voting rights and such person, or any party acting in concert with such person, acquires in any period of six months additional shares carrying more than 1% of the voting rights, such person is required to extend a mandatory take-over offer for the remaining voting shares of the company. The Securities Industry Council is empowered to waive compliance with this requirement. Subject to certain exceptions, a mandatory take-over offer made must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or any party acting in concert with such person for voting rights of the offeree company during the offer period and within six months prior to its commencement.

Liquidation or Other Return of Capital

        On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Indemnity

        As permitted by the laws of Singapore, our Constitution provides that, subject to the Statutes, our directors and officers will be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Except as permitted under the Singapore Companies Act, directors and officers may not be indemnified by our company against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our company.

Limitations on Rights to Hold or Vote Ordinary Shares

        There are no limitations imposed by the laws of Singapore or by our Constitution on the right of non-resident shareholders to hold or vote ordinary shares.

Transfer Agent

        Our transfer agent is Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170.

COMPARISON OF SHAREHOLDER RIGHTS

        We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware. For purposes of this section, we have summarized the Singapore Companies Act as in effect as of the date hereof.

        This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our Constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

        References to "Flex," "we," "us" and "our" in this "Comparison of Shareholder Rights" are only to Flex Ltd. and not to any of its subsidiaries.

Delaware	Singapore—Flex Ltd.
Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's certificate of incorporation.
The constitution of companies will typically state the minimum and maximum number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum and minimum number of directors provided in our Constitution and the Singapore Companies Act, respectively. Our Constitution provides that the number of directors shall not be less than two nor, unless otherwise determined by our company in a general meeting, more than eleven. Under the Singapore Companies Act, the minimum number of directors shall be at least one director who is ordinarily resident in Singapore.

Delaware	Singapore—Flex Ltd.
Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Under the Singapore Companies Act, any provision that purports to exempt a director or officer of a company or by which a company directly or indirectly provides an indemnity for a director or officer of the company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company continues to be void except that, in addition to purchasing and maintaining for any director and officer insurance against any liability attaching to such director or officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company, a company may indemnify such director or officer against any liability incurred by the director or officer to a person other than the company, except when the indemnity is against:

•

any liability of the director or officer to pay (i) a fine in criminal proceedings, or (ii) a penalty sum payable to a regulatory authority for noncompliance with any requirement of a regulatory nature; or

•

any liability incurred by the director or officer (i) in defending criminal proceedings in which he or she is convicted, (ii) in defending civil proceedings brought by the company or a related company (i.e. the holding company, subsidiary or subsidiary of a common holding company) in which judgment is given against such director or officer; or (iii) in connection with an application under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Delaware	Singapore—Flex Ltd.
Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an "interested stockholder" for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person or group that owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to "opt out" of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote.	There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.
Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).
According to the Singapore Companies Act, directors of a Singapore public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director's successor has been appointed.

Delaware	Singapore—Flex Ltd.
Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.
The constitution of a Singapore public company typically provides that the directors have the power to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, provided that the total number of directors will not at any time exceed the maximum number fixed in the constitution. Any newly elected director shall hold office until the next following annual general meeting, where such director will then be eligible for re-election. Our Constitution provides that the directors may appoint any person to be a director as an additional director or to fill a vacancy. Any person so appointed will only hold office until the next annual general meeting, and will then be eligible for re-election by ordinary resolution.
Amendment of Governing Documents

Amendment of Certification of Incorporation and Bylaws

Under the Delaware General Corporation Law, amendments to a corporation's certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.
Alteration to Constitution

Our Constitution may be altered by special resolution (i.e., a resolution passed by majority of not less than three-fourths of the shares entitled to vote, present in person or by proxy at a meeting). The board of directors has no right to amend the constitution.

Delaware	Singapore—Flex Ltd.
Meetings of Shareholders

Annual and Special Meetings

 Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.
Quorum Requirements

Under the Delaware General Corporation Law, a corporation's certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Annual General Meetings

 All companies are required to hold an annual general meeting once every calendar year. The first annual general meeting must be held within 18 months of the company's incorporation and subsequently, not more than 15 months may elapse between annual general meetings.
Extraordinary General Meetings

 Any general meeting other than the annual general meeting is called an "extraordinary general meeting". Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting.
Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e.,  written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the paid-up shares of the company carrying voting rights. Our Constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

 Quorum Requirements

Our Constitution provides that the quorum at any general meeting shall be holders holding in aggregate not less than 33 1/3% of the total number of issued and fully paid shares in the capital of our company for the time being, present in person or by proxy.

Delaware	Singapore—Flex Ltd.
Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:
As permitted by the laws of Singapore, our Constitution provides that, subject to the Statutes, our directors and officers will be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Except as permitted under the Singapore Companies Act, directors and officers may not be indemnified by our company against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our company.

•

acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•

in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

Delaware	Singapore—Flex Ltd.
To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys' fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.
Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation's assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an "interested stockholder" as defined in section 203 of the Delaware General Corporation Law. See "—Interested Shareholders" above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•

notwithstanding anything in the company's constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company's undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•

subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•

notwithstanding anything in the company's constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without a Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation's certificate of incorporation to prohibit such action.	There are no equivalent provisions in respect of public companies which are not listed in Singapore. As a result, shareholder action by written consent is not permitted.

Delaware	Singapore—Flex Ltd.
Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.
Standing

 Only registered shareholders of our company reflected in our shareholder register are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in our shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in our shareholder register in order to institute or enforce any legal proceedings or claims against us, our directors or our executive officers relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of our company by exchanging its interest in our shares for certificated shares and being registered in our shareholder register.

 Derivative Actions

 The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the company. Derivative actions are also allowed as a common law action.
Applications are generally made by shareholders of the company or individual directors, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares) in the appropriate circumstances.

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action in the name and on behalf of the company or intervene in an action to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company. Prior to commencing a derivative action, the court will need to be satisfied that, the applicant has given 14 days' notice to the directors of the company of its intention to apply to the court for leave to bring an action or arbitration if the directors of the company do not bring, diligently prosecute or defend or discontinue the

Delaware	Singapore—Flex Ltd.
action or arbitration, the applicant is acting in good faith, and it appears to be prima facie in the interests of the company that the action or arbitration be brought, prosecuted, defended or discontinued.

 Class Actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as "lead plaintiffs."
Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits.

The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.
Our Constitution provides that no dividend shall be payable except out of the profits of our company, or in excess of the amount recommended by our directors.

 Acquisition of a Company's Own Shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction by which a company acquires or transfers its own shares in contravention of the said prohibition is void. However, provided that it is expressly permitted to do so by its constitution and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

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make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

Delaware	Singapore—Flex Ltd.

•

make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

•

make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution,

provided that the total number of ordinary shares that may be acquired by a company in a relevant period may not exceed 20% of the total number of ordinary shares in that class as of the date of the resolution to acquire the shares, whichever is higher. Where, however, a company has reduced its share capital by a special resolution or a Singapore court made an order to such effect, the total number of ordinary shares in any class shall be taken to be the total number of ordinary shares in that class as altered by the special resolution or the order of the court. Payment must be made out of the company's distributable profits or capital, provided that the company is solvent.
A company may also purchase its own shares by an order of a Singapore court.
Our Constitution provides that subject to the Singapore Companies Act, our company may purchase or otherwise acquire its issued shares on such terms and in such manner as our company may from time to time think fit. If required by the Singapore Companies Act, any share that is so purchased or acquired by our company shall, unless held in treasury in accordance with the Singapore Companies Act, be deemed to be cancelled immediately on purchase or acquisition by our company.

Delaware	Singapore—Flex Ltd.
Redemption of preference shares

A company may redeem redeemable preference shares, provided that preference shares shall not be redeemed out of capital unless all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act. In addition, certain filings are also required to be made to the Registrar of Companies in connection with such redemption of redeemable preference shares.
Financial Assistance for the Acquisition of Shares

 A public company may not give financial assistance to any person whether directly or indirectly for the purpose of:

•

the acquisition or proposed acquisition of shares in the company or units of such shares; or

•

the acquisition or proposed acquisition of shares in its holding company or ultimate holding company or units of such shares,

subject to certain exceptions.
Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise. However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company or ultimate holding company if (i) the giving of the financial assistance does not materially prejudice the interests of the company or its shareholders or the company's ability to pay its creditors, and the board of directors approves the giving of the financial assistance in accordance with the provisions of the Singapore Companies Act; or (ii) it complies with the requirements (including but not limited to approval of the shareholders by special resolution) set out in the Singapore Companies Act. Our Constitution provides that, except as is otherwise expressly permitted by the Singapore Companies Act, our company shall not give any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in our company or our holding company.

Delaware	Singapore—Flex Ltd.
Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been "fair" as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.
Under the Singapore Companies Act, directors and chief executive officer are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director and chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon practicable after the relevant facts have come to such director's or chief executive officer's knowledge, declare the nature of such director's or chief executive officer's interest at a board of directors' meeting or by sending a written notice to the company containing details on the nature, character and extent of his interest in the transaction or proposed transaction with the company.

There is however no requirement for disclosure where the interest of the director or chief executive officer consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or proposed transaction relates to any loan to the company, a director or chief executive officer shall not be deemed to be interested in the transaction or proposed transaction by reason only that the director or chief executive officer, as applicable, has guaranteed the repayment of such loan, unless the constitution provides otherwise.
Every director and chief executive officer who holds any office or possesses any property which directly or indirectly might create duty or interests in conflict with their duties or interests as director or chief executive officer, as applicable, is required to declare at a meeting of directors the fact and the nature, character and extent of the conflict or send a written notice to the company setting out the fact and the nature, character and extent of the conflict.

Delaware	Singapore—Flex Ltd.
The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director's or chief executive officer's family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer, as applicable.
Further, where the transaction or proposed transaction is to be made with or for the benefit of a related company, a director or chief executive officer shall not be deemed to be interested in the transaction or proposed transaction by reason only that such director or chief executive officer, as applicable, is also a director or chief executive officer, as applicable, of that company, unless the constitution provides otherwise.

Subject to specified exceptions, the Singapore Companies Act prohibits a Singapore company from making a loan or quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan. Companies are also prohibited from making loans to its directors' spouse or children (whether adopted or natural or step-children), or giving a guarantee or security in connection with such a loan or entering into a credit transaction by the company as creditor for the benefit of any director or director of a related corporation.
Dissenters' Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the Singapore Companies Act.

Delaware	Singapore—Flex Ltd.
Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	There is no equivalent provision in respect of companies incorporated in Singapore.
Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.
In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or "poison pill," which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.
The constitution of a Singapore public company typically provides that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company's shareholders in a general meeting. Our Constitution provides that, subject to the Singapore Companies Act and our Constitution, no shares may be issued by our directors without the prior approval of our company in a general meeting but subject thereto and to the provisions of our Constitution, our directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration (if any) and at such time as our company in a general meeting may approve.
Singapore law does not generally prohibit a corporation from adopting "poison pill" arrangements which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

However, under the Singapore Code on Take-overs and Mergers, if, in the course of an offer, or even before the date of the announcement of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits. Such actions include but are not limited to the issue of shares.
See "Description of Ordinary Shares—Takeovers" in this prospectus for a description of the Singapore Code on Take-overs and Mergers.

DESCRIPTION OF DEBT SECURITIES

        Flex Ltd. may issue debt securities at any time and from time to time, in one or more series, under an indenture between Flex Ltd. and U.S. Bank National Association, as trustee. Any debt securities that Flex Ltd. may issue may be senior or subordinated debt of Flex Ltd. and may be convertible into and/or exchangeable for ordinary shares or may be non-convertible. We will describe the specific terms of each series of debt securities we offer in a supplement to this prospectus. If any specific terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture or any applicable supplemental indenture by the Trust Indenture Act of 1939, as amended. You should read the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in the debt securities.

 PLAN OF DISTRIBUTION

        We and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

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  to or through underwriters or dealers;

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  in short or long transactions;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents; or

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  through a combination of any of these methods of sale.

        The prospectus supplement will state the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of such securities and the proceeds to be received by us, if any;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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  negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

        We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and its affiliates in the ordinary course of business.

        Each series of securities issued pursuant to this prospectus other than our ordinary shares, which are listed on The Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

SELLING SECURITYHOLDERS

        Information about selling securityholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        Certain legal matters relating to the issuance and sale of the securities with respect to Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York. Certain legal matters with respect to the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements as of March 31, 2017 and 2016, and for each of the three years in the period ended March 31, 2017, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2017, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended June 30, 2017 and July 1, 2016, September 29, 2017 and September 30, 2016 and December 31, 2017 and December 31, 2016, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2017, September 29, 2017 and December 31, 2017 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses to be borne by the registrant in connection with the offerings described in this registration statement.

Registration fee	$ *
Transfer agent and trustee fees and expenses	$ **
Printing	$ **
Accounting fees and expenses	$ **
Legal fees and expenses	$ **
Rating agency fees	$ **
Miscellaneous	$ **

Total	$ **

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended.
**
Not presently known.

Item 15.    Indemnification of Directors and Officers.

        Article 152 of the registrant's Constitution provides that, subject to the provisions of and so far as may be permitted by the Singapore Companies Act, Chapter 50 (the "Singapore Companies Act") and every other Act for the time being in force concerning companies and affecting the registrant, every director, auditor, secretary or other officer of the registrant shall be entitled to be indemnified by the registrant against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto.

        In addition, article 152 of the registrant's Constitution provides that no director, secretary or other officer of the registrant shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of the registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or left or for any other loss, damage or misfortune which happens in the execution of the duties of his or her office or in relation thereto, unless the same happens through his or her own negligence, willful default, breach of duty or breach of trust.

        Section 172 of the Singapore Companies Act prohibits a company from indemnifying its officers against any liability attaching to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company (the "Liability"). However, a company is not prohibited from (a) purchasing and maintaining for any such officer, insurance against any such Liability, or

(b) indemnifying such officer against any liability incurred by him or her to a person other than the company (such as third party liability), except when the indemnity is against:

  •
  any liability of the officer to pay: (i) a fine in criminal proceedings; or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

  •
  any liability incurred by the officer: (i) in defending criminal proceedings in which he or she is convicted; (ii) in defending civil proceedings brought by the company or related company in which judgment is given against him or her; or (iii) in connection with an application for relief under sections 76A(13) or 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

        The registrant's directors and officers are covered by indemnification agreements with the registrant and a wholly-owned subsidiary of the registrant. These indemnification agreements provide the registrant's officers and directors with indemnification to the maximum extent permitted by applicable law. The registrant has also obtained a directors' and officers' liability insurance policy that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

        The foregoing summaries are necessarily subject to the complete text of the Constitution of the registrant, the Singapore Companies Act and the indemnification agreements referred to above, and are qualified in their entirety by reference thereto.

Item 16.    Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
1.01	Form of Underwriting Agreement*
3.01	Constitution of Flex Ltd.	10-Q	000-23354	10/31/2016	3.01
4.01	Form of Indenture					X
4.02	Form of Debt Securities*
5.01	Opinion of Allen & Gledhill LLP					X
5.02	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP					X
12.01	Statement Regarding Computation of Ratio of Earnings to Fixed Charges					X
15.01	Letter in Lieu of Consent of Deloitte & Touche LLP					X
23.01	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X
23.02	Consent of Allen & Gledhill LLP (included in Exhibit 5.01)					X
23.03	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.02)					X

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-3)					X
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture					X

*
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
1.01	Form of Underwriting Agreement*
3.01	Constitution of Flex Ltd.	10-Q	000-23354	10/31/2016	3.01
4.01	Form of Indenture					X
4.02	Form of Debt Securities*
5.01	Opinion of Allen & Gledhill LLP					X
5.02	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP					X
12.01	Statement Regarding Computation of Ratio of Earnings to Fixed Charges					X
15.01	Letter in Lieu of Consent of Deloitte & Touche LLP					X
23.01	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X
23.02	Consent of Allen & Gledhill LLP (included in Exhibit 5.01)					X
23.03	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.02)					X
24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-3)					X
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture					X

*
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 29, 2018.

FLEX LTD.
By:	/s/ MICHAEL M. MCNAMARA
	Name:	Michael M. McNamara
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Michael M. McNamara and Christopher Collier, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated or subsequent registration statement and any amendments thereto filed pursuant to Rule 462(b) and any supplement to any prospectus included in this Registration Statement or any such amendment or any abbreviated or subsequent registration statement filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL M. MCNAMARA Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Director and Authorized U.S. Representative	January 29, 2018
/s/ CHRISTOPHER COLLIER Christopher Collier	Chief Financial Officer (Principal Financial Officer)	January 29, 2018
/s/ DAVID BENNETT David Bennett	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 29, 2018

Signature	Title	Date

/s/ MICHAEL D. CAPELLAS Michael D. Capellas	Chairman of the Board	January 29, 2018
/s/ JENNIFER LI Jennifer Li	Director	January 29, 2018
/s/ MARC A. ONETTO Marc A. Onetto	Director	January 29, 2018
/s/ DANIEL H. SCHULMAN Daniel H. Schulman	Director	January 29, 2018
/s/ WILLY C. SHIH, PH.D. Willy C. Shih, Ph.D.	Director	January 29, 2018
/s/ LAY KOON TAN Lay Koon Tan	Director	January 29, 2018
/s/ WILLIAM D. WATKINS William D. Watkins	Director	January 29, 2018
/s/ LAWRENCE A. ZIMMERMAN Lawrence A. Zimmerman	Director	January 29, 2018